Exhibit 99.4

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Members of Midcontinent Express Pipeline LLC:

In our opinion, the balance sheet and the related statement of income, of comprehensive income, of members’ equity and of cash flows present fairly, in all material respects, the financial position of Midcontinent Express Pipeline LLC (the “Company”) at December 31, 2010, and the results of its operations and its cash flows for the seven-month period ended December 31, 2010 (not presented separately herein) in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 15, 2011